Exhibit 4(i)

                    Certificate Schedule and annuity options

                              CERTIFICATE SCHEDULE
                           AIG LIFE INSURANCE COMPANY
                      600 King Street, Wilmington, DE 19801

GROUP CONTRACTHOLDER:                                       ABC
GROUP CONTRACT NUMBER:                                      0011
CERTIFICATE NUMBER:                                         1001
CERTIFICATEHOLDER:                                          James Jones
CERTIFICATE DATE:                                           November 1, 2000
INCOME START DATE:                                          January 1, 2001
ANNUITANT:                                                  James Jones
DATE OF BIRTH:                                              January 1, 1946
[SEX:                                                       Male]
[JOINT ANNUITANT:                                           Joyce Jones]
[DATE OF BIRTH:                                             January 1, 1947]
[SEX:                                                       Female]
SINGLE PURCHASE PAYMENT:                                    $250,000.00

[MORTALITY AND EXPENSE RISK CHARGE: Equal to an annual basis of [ ] of the average daily net assets of the Separate Account.]

[TRANSFER FEE: [$10.00] However, we will not make a charge for the first [(12)] transfers in any Certificate Year.]

[SURRENDER CHARGE: A charge of [ ] for a partial or complete surrender.]

                               [INVESTMENT OPTIONS

EQUITY GROWTH                                               MONEY MARKET
FIXED INCOME                                                TECHNOLOGY
INTERNATIONAL MAGNUM                                        VALUE ]
MIDCAP GROWTH

                                 ANNUITY INCOME

ANNUITY INCOME OPTION          [  ]
FREQUENCY OF ANNUITY INCOME:   [  ]
[GUARANTEE PERIOD:             [  ] ]
[REDUCED ANNUITY PERCENTAGE TO JOINT ANNUITANT AFTER DEATH OF ANNUITANT: [ %] ] [PERCENTAGE ALLOCATION OF PURCHASE PAYMENT TO PROVIDE:
     Fixed Annuity Income:   [   %]           Variable Annuity Income:   [  %] ]
FIXED ANNUITY INCOME AMOUNT ON INCOME START DATE:   [$    ]
ESTIMATED VARIABLE ANNUITY INCOME AMOUNT ON INCOME START DATE:  [$  ]
ASSUMED INVESTMENT RETURN:  [   %] PER ANNUM
INCOME CHANGE DATES:                       [July 1st and January 1st]

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

                                  Life Annuity

We will provide annuity income to the Annuitant, beginning on the Income Start Date, for the Annuitant's entire life. Annuity income stops when the Annuitant is no longer living.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

                 Life Annuity With a Guaranteed Number of Years

We will provide annuity income to the Annuitant, beginning on the Income Start Date, for the Annuitant's entire life or for a guaranteed number of years, whichever is longer. The guaranteed number of years selected is shown on the Certificate Schedule page.

If the Annuitant dies on or after the Income Start Date and before the end of the guarantee period, payments will continue to the Beneficiary for the remainder of the guarantee period.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

                           Joint and Survivor Annuity

We will provide annuity income, beginning on the Income Start Date, while either the Annuitant or the Joint Annuitant is living. After the death of the Annuitant and while the Joint Annuitant is still living, the amount of annuity income payable will be a percentage of the annuity income that would be payable had the Annuitant not died. The percentage is shown on the Certificate Schedule page.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

          Joint and Survivor Annuity With a Guaranteed Number of Years

We will provide annuity income, beginning on the Income Start Date, while either the Annuitant or the Joint Annuitant is still living or for a guaranteed number of years, whichever is longer. The guaranteed number of years selected is shown on the Certificate Schedule page. After the death of the Annuitant and while the Joint Annuitant is still living, the amount of annuity income payable will be a percentage of the annuity income that would be payable had the Annuitant not died. The percentage is shown on the Certificate Schedule page.

If the Annuitant and the Joint Annuitant both die on or after the Income Start Date and before the end of the guarantee period, payments will continue to the Beneficiary for the remainder of the guarantee period as if the most recent death had not occurred.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

                          Life Annuity with Cash Refund

We will provide annuity income to the Annuitant, beginning on the Income Start Date, for the Annuitant's entire life. Annuity income stops when the Annuitant is no longer living. If the Annuitant dies before receiving aggregate annuity payments at least equal to the purchase payment, less any premium tax, the difference will be paid to the Beneficiary in a lump sum.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

                 Life Annuity With a Guaranteed Number of Years
                            Partial Withdrawal Rights


We will provide annuity income to the Annuitant, beginning on the Income Start Date, for the Annuitant's entire life or for a guaranteed number of years, whichever is longer. The guaranteed number of years selected is shown on the Certificate Schedule page.

If the Annuitant dies on or after the Income Start Date and before the end of the guarantee period, payments will continue to the Beneficiary for the remainder of the guarantee period.

Once per Certificate Year, before the end of the guaranteed period, the Annuitant may elect to receive a lump sum payment in exchange for a reduction of the amount of periodic payments for the remainder of the guaranteed period. The amount of the lump sum payout shall be equal to the present value of the periodic payments eliminated by the reduction.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

          Joint and Survivor Annuity With a Guaranteed Number of Years
                            Partial Withdrawal Rights

We will provide annuity income, beginning on the Income Start Date, while either the Annuitant or the Joint Annuitant is still living or for a guaranteed number of years, whichever is longer. The guaranteed number of years selected is shown on the Certificate Schedule page. After the death of the Annuitant and while the Joint Annuitant is still living, the amount of annuity income payable will be a percentage of the annuity income that would be payable had the Annuitant not died. The percentage is shown on the Certificate Schedule page.

If the Annuitant and the Joint Annuitant both die on or after the Income Start Date and before the end of the guarantee period, payments will continue to the Beneficiary for the remainder of the guarantee period as if the most recent death had not occurred.

Once per Certificate Year, before the end of the guaranteed period, the Annuitant may elect to receive a lump sum payment in exchange for a reduction of the amount of periodic payments for the remainder of the guaranteed period. The amount of the lump sum payout shall be equal to the present value of the periodic payments eliminated by the reduction.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

                                  Life Annuity
                                Surrender Rights

We will provide annuity income to the Annuitant, beginning on the Income Start Date, for the Annuitant's entire life. Annuity income stops when the Annuitant is no longer living.

This Certificate may be surrendered for its Surrender Value during the lifetime of the Annuitant within eighteen months after the effective date of the Certificate. The Surrender Value equals the present value of all future annuity income less the surrender charge.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

                 Life Annuity With a Guaranteed Number of Years
                                Surrender Rights

We will provide annuity income to the Annuitant, beginning on the Income Start Date, for the Annuitant's entire life or for a guaranteed number of years, whichever is longer. The guaranteed number of years selected is shown on the Certificate Schedule page.

If the Annuitant dies on or after the Income Start Date and before the end of the guarantee period, payments will continue to the Beneficiary for the remainder of the guarantee period.

This Certificate may be surrendered for its Surrender Value during the lifetime of the Annuitant within eighteen months after the effective date of the Certificate. The Surrender Value equals the present value of all future annuity income less the surrender charge.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

                           Joint and Survivor Annuity
                                Surrender Rights

We will provide annuity income, beginning on the Income Start Date, while either the Annuitant or the Joint Annuitant is living. After the death of the Annuitant and while the Joint Annuitant is still living, the amount of annuity income payable will be a percentage of the annuity income that would be payable had the Annuitant not died. The percentage is shown on the Certificate Schedule page.

This Certificate may be surrendered for its Surrender Value during the lifetime of the Annuitant within eighteen months after the effective date of the Certificate. The Surrender Value equals the present value of all future annuity income less the surrender charge.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

          Joint and Survivor Annuity With a Guaranteed Number of Years
                                Surrender Rights


We will provide annuity income, beginning on the Income Start Date, while either the Annuitant or the Joint Annuitant is still living or for a guaranteed number of years, whichever is longer. The guaranteed number of years selected is shown on the Certificate Schedule page. After the death of the Annuitant and while the Joint Annuitant is still living, the amount of the annuity income payable will be a percentage of the annuity income that would be payable had the Annuitant not died. The percentage is shown on the Certificate Schedule page.

If the Annuitant and the Joint Annuitant both die on or after the Income Start Date and before the end of the guarantee period, payments will continue to the Beneficiary for the remainder of the guarantee period as if the most recent death had not occurred.

This Certificate may be surrendered for its Surrender Value during the lifetime of the Annuitant within eighteen months after the effective date of the Certificate. The Surrender Value equals the present value of all future annuity income less the surrender charge.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

                          Life Annuity with Cash Refund
                                Surrender Rights

We will provide annuity income to the Annuitant, beginning on the Income Start Date, for the Annuitant's entire life. Annuity income stops when the Annuitant is no longer living. If the Annuitant dies before receiving aggregate annuity payments at least equal to the purchase payment, less any premium tax, the difference will be paid to the Beneficiary in a lump sum.

This Certificate may be surrendered for its Surrender Value during the lifetime of the Annuitant within eighteen months after the effective date of the Certificate. The Surrender Value equals the present value of all future annuity income less the surrender charge.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

                 Life Annuity With a Guaranteed Number of Years
                                Withdrawal Rights
                                Surrender Rights

We will provide annuity income to the Annuitant, beginning on the Income Start Date, for the Annuitant's entire life or for a guaranteed number of years, whichever is longer. The guaranteed number of years selected is shown on the Certificate Schedule page.

If the Annuitant dies on or after the Income Start Date and before the end of the guarantee period, payments will continue to the Beneficiary for the remainder of the guarantee period.

Once per Certificate Year, before the end of the guaranteed period, the Annuitant may elect to receive a lump sum payment in exchange for a reduction of the amount of periodic payments for the remainder of the guaranteed period. The amount of the lump sum payout shall be equal to the present value of the periodic payments eliminated by the reduction.

This Certificate may be surrendered for its Surrender Value during the lifetime of the Annuitant within eighteen months after the effective date of the Certificate. The Surrender Value equals the present value of all future annuity income less the surrender charge.

                              CERTIFICATE SCHEDULE

                             LIFETIME INCOME ANNUITY

ANNUITY INCOME OPTION:

          Joint and Survivor Annuity With a Guaranteed Number of Years
                                Withdrawal Rights
                                Surrender Rights


We will provide annuity income, beginning on the Income Start Date, while either the Annuitant or the Joint Annuitant is still living or for a guaranteed number of years, whichever is longer. The guaranteed number of years selected is shown on the Certificate Schedule page. After the death of the Annuitant and while the Joint Annuitant is still living, the amount of annuity income payable will be a percentage of the annuity income that would be payable had the Annuitant not died. The percentage is shown on the Certificate Schedule page.

If the Annuitant and the Joint Annuitant both die on or after the Income Start Date and before the end of the guarantee period, payments will continue to the Beneficiary for the remainder of the guarantee period as if the most recent death had not occurred.

Once per Certificate Year, before the end of the guaranteed period, the Annuitant may elect to receive a lump sum payment in exchange for a reduction of the amount of periodic payments for the remainder of the guaranteed period. The amount of the lump sum payout shall be equal to the present value of the periodic payments eliminated by the reduction.

This Certificate may be surrendered for its Surrender Value during the lifetime of the Annuitant within eighteen months after the effective date of the Certificate. The Surrender Value equals the present value of all future annuity income less the surrender charge.